      As filed with the Securities and Exchange Commission on June 1, 1999

                                                 Registration No. 333-03123


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             Securities Act of 1933


                           METATEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                           Ohio                                                    31-1647405

             (State or other jurisdiction of                              (IRS Employer Identification
              incorporation or organization)                                        Number)


                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
               (Address of Principal Executive Offices) (Zip Code)

                           Metatec International, Inc.
                             1990 Stock Option Plan
                            (Full title of the plan)

                   Jeffrey M. Wilkins, Chairman, President and
                             Chief Executive Officer
                             7001 Metatec Boulevard
                               Dublin, Ohio 43017
                     (Name and address of agent for service)

                                 (614) 761-2000

          (Telephone number, including area code, of agent for service)


------------------------ ---------------------- ---------------------- ----------------------- ----------------------
      Title of                                    Proposed Maximum         Proposed Maximum
  Securities to be           Amount to be          Offering Price              Aggregate            Amount of
      Registered             Registered(1)          per Share(2)            Offering Price        Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Common Shares, without          600,000                $4.59                  $2,754,000              $765.61
par value
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

(1) The number of shares being registered represents additional shares authorized under the 1990 Stock Option Plan and not previously registered. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable amount of additional shares that may become issuable pursuant to antidilution adjustment provisions of the 1990 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) on the basis of the average high and low sale prices for the Registrant's common shares in the Nasdaq National Market System on May 25, 1999.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "1933 Act"), Metatec International, Inc., an Ohio corporation ("Metatec International" or the "Registrant"), as successor issuer to Metatec Corporation, a Florida corporation ("Metatec Corporation"), hereby adopts this Registration Statement, as amended, for all purposes under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"). See "Description of the Transaction" herein.

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the 1933 Act.


DESCRIPTION OF TRANSACTION

         On April 20, 1999, the shareholders of Metatec Corporation approved a proposal to change Metatec Corporation's state of incorporation from Florida to Ohio through a merger of Metatec Corporation with and into Metatec International, a wholly owned subsidiary of Metatec Corporation. Metatec International was the surviving entity in the merger, which became effective on April 30, 1999.

         Metatec International succeeded to all of the business, properties, assets and liabilities of Metatec Corporation, and all of the directors, officers, and employees of Metatec Corporation became directors, officers, and employees of Metatec International. There was no change in the business, management, location of the principal executive offices or other facilities, capitalization, assets, or liabilities of Metatec Corporation. Nor was there any change in Metatec Corporation's employee benefit plans and arrangements. Metatec International assumed and will continue these benefit plans and arrangements.

         All of the common shares, $.10 par value, of Metatec Corporation were converted, without any action on the part of the holders of such shares, into an equal number of fully paid and non-assessable common shares, without par value, of Metatec International. These common shares continue to be traded on the Nasdaq National Market System under the symbol "META." In addition, each holder of a certificate representing common shares of Metatec Corporation is deemed for all purposes to be the holder of the number of common shares of Metatec International into which the common shares of Metatec Corporation were converted.

         The Registrant expressly adopts, as of April 30, 1999, Metatec Corporation's Registration Statement on Form S-8 (Registration No. 33-48022) filed on May 28, 1992, as amended by the contents of (i) Metatec Corporation's Registration Statement on Form S-8 (Registration No. 33-71080) filed on October 29, 1993, (ii) Metatec Corporation's Registration Statement on Form S-8 (Registration No. 33-80170) filed on June 13, 1994, and (iii) Metatec Corporation's Registration Statement on Form S-8 (Registration No. 333-03125) filed on May 3, 1996, each of which relates to the 1990 Stock Option Plan, as the Registrant's own registration statement for all purposes of the 1933 Act and the 1934 Act.

ITEM 3: INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-48022) filed on May 28, 1992, as amended by the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-71080) filed on October 29, 1993, the Registrant's Registration Statement on Form S-8 (Registration No. 33-80170) filed on June 13, 1994, and the Registrant's Registration Statement on Form S-8 (Registration No. 333-03125) filed on May 3, 1996, are hereby incorporated by reference in this registration statement.

         The following documents have been filed with the Securities Exchange Commission and are hereby incorporated by reference in this Registration
Statement:

         (a) Metatec Corporation's Annual Report on Form 10-K for the year ended December 31, 1998;

         (b) Metatec Corporation's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1999;

         (c) Metatec Corporation's Current Report on Form 8-K filed April 26, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all common shares offered have been sold or which deregisters all such common shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article 6 of the Registrant's Code of Regulations provides for indemnification of directors, officers and others and the purchase and maintenance of liability insurance by the Registrant, as follows:

         The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Registrant, no indemnification shall be made with respect to any amounts paid with respect to (i) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any such actions or suits in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under this Article or under Chapter 1701, Ohio Revised Code.

         The Registrant has purchased directors and officers liability insurance, which provides for indemnification of directors and officers against certain liabilities. The Registrant has also entered into indemnification agreements with its directors that generally require the

Registrant, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director against claims that arise as a result of his or her capacity as a director, officer, employee, or agent of the Registrant.

         The Registrant's 1990 Stock Option Plan, as amended, and 1992 Directors' Stock Option Plan, as amended, each provides that each member of the Board of Directors or the Compensation Committee of the Board of Directors shall be indemnified by the Registrant against all costs and expenses reasonably incurred by him or her in connection with any action, suit, or proceeding to which he or she may be a party by reason of any action taken or failure to act under or in connection with such plan or any option granted under such plan, and against all amounts paid by him or her in satisfaction of a judgment in any such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. These indemnification provisions are in addition to the indemnification provided under the Registrant's Code of Regulations and the Indemnification Agreements described above, but such provisions are to be construed in a manner consistent with applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
No.                                   Exhibit Description
---                                   -------------------
4(a).             The Registrant's Amended and Restated Articles of Incorporation.

4(b).             The Registrant's Code of Regulations.

4(c).             The Registrant's Form of Share Certificate

4(d).             The Registrant's 1990 Stock Option Plan, as amended by Amendment
                  No. 1 to the 1990 Stock Option Plan

4(e).             Amendment No. 2 to the Registrant's 1990 Stock Option Plan.

4(f).             Amendment No. 3 to the Registrant's 1990 Stock Option Plan.

4(g).             Amendment No. 4 to the Registrant's 1990 Stock Option Plan.

4(h).             Amendment No. 5 to the Registrant's 1990 Stock Option Plan.

4(i).             Amendment No. 6 to the Registrant's 1990 Stock Option Plan.

5.                Opinion of Baker & Hostetler LLP.

23(a).            Consent of Baker & Hostetler LLP

23(b).            Consent of Deloitte & Touche LLP

24.               Powers of Attorney

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or
        Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 27, 1999.

                                          METATEC INTERNATIONAL, INC.


                                          By /s/ Jeffrey M. Wilkins
                                             -----------------------------------
                                             Jeffrey M. Wilkins, Chairman of
                                             the Board, President, and Chief
                                             Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 NAME                                   TITLE                                  DATE
                 ----                                   -----                                  ----

/s/ Jeffrey M. Wilkins                  Chairman of the Board, President,
---------------------                   and Chief Executive Officer
Jeffrey M. Wilkins                      (principal executive officer), and
                                        Director                                          May 27, 1999



/s/ Julia A. Pollner                    Senior Vice President, Finance,
---------------------                   Secretary, and Treasurer (principal
Julia A. Pollner                        financial officer and principal
                                        accounting officer)                               May 27, 1999


A. Grant Bowen*                         Director                                          May 27, 1999
-----------------
A. Grant Bowen

Joseph F. Keeler*                       Director                                          May 27, 1999
-----------------
Joseph F. Keeler

Peter J. Kight*                         Director                                          May 27, 1999
-----------------
Peter J. Kight

Jerry D. Miller*                        Director                                          May 27, 1999
-----------------
Jerry D. Miller

James V. Pickett*                       Director                                          May 27, 1999
-----------------
James V. Pickett


*The undersigned hereby executes this Post-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement.


                                                       /s/ Jeffrey M. Wilkins
                                                       -------------------------
                                                       Jeffrey M. Wilkins

                                  EXHIBIT INDEX

                                                                        If Incorporated by reference,
                                                                            document with which Exhibit
       Exhibit Number                         Exhibits                        was previously filed
       --------------                         --------                        --------------------
            4(a)               The Registrant's Amended and Restated    Contained herein.
                               Articles of Incorporation


            4(b)               The Registrant's Code of Regulations     Contained herein.

            4(c)               The Registrant's Form of Share           Contained herein
                               Certificate

            4(d)               The Registrant's 1990 Stock Option       Incorporated herein by reference to Exhibit
                               Plan, as amended by Amendment No. 1 to   4(d) of the Registrant's Registration
                               the 1990 Stock Option Plan               Statement on Form S-8 (File No. 33-48022)
                                                                        filed on May 28, 1992

            4(e)               Amendment No. 2 to the Registrant's      Incorporated herein by reference to Exhibit
                               1990 Stock Option Plan                   4(d) of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 33-71080)
                                                                        filed on October 29, 1993

            4(f)               Amendment No 3 to the Registrant's       Incorporated herein by reference to Exhibit
                               1990 Stock Option Plan                   4(f) of the Registrant's Registration
                                                                        Statement on Form S-8 (File No. 33-80170)
                                                                        filed on June 13, 1994

            4(g)               Amendment No. 4 to the Registrant's      Incorporated herein by reference to Exhibit
                               1990 Stock Option Plan                   10(h) of the Registrant's Annual Report on
                                                                        Form 10-K for the fiscal year ended
                                                                        December 31, 1995

            4(h)               Amendment No. 5 to the Registrant's      Incorporated herein by reference to Exhibit
                               1990 Stock Option Plan                   10(i) of the Registrant's Annual Report on
                                                                        Form 10-K for the fiscal year ended
                                                                        December 31, 1997

            4(i)               Amendment No. 6 to the Registrant's      Contained herein
                               1990 Stock Option Plan

                                                                        If Incorporated by reference,
                                                                            document with which Exhibit
       Exhibit Number                         Exhibits                        was previously filed
       --------------                         --------                        --------------------
              5                Opinion of Baker & Hostetler LLP         Contained herein


            23(a)              Consent of Baker & Hostetler LLP         Contained in Exhibit 5


            23(b)              Consent of Deloitte & Touche LLP         Contained herein


             24                Powers of Attorney                       Contained herein